EXHIBIT 10.3

Name of Director:                                     No. of Shares:

VALLEY NATIONAL BANCORP
DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this 27th day of April, 2017 (the “Award Date”), hereby grants to ____________________, a non-employee Director of the Company (the “Director”), pursuant to the Company’s 2016 Long-Term Stock Incentive Plan (the “Plan”), shares of the Common Stock, no par value, of the Company, subject to the restrictions set forth herein (“Restricted Stock”) in the amount and on the terms and conditions hereinafter set forth.
1.    Incorporation by Reference of Plan. The provisions of the Plan are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.
2.    Award of Restricted Stock. The Company hereby grants the Director ___________________ shares of Restricted Stock. The shares of Restricted Stock awarded hereunder (the “Shares”) shall be evidenced by the Company in restricted book entry accounts maintained for the Director with the Company’s transfer agent, or such other administrator designated by the Company’s Board of Directors (the “Board”), until the Restrictions set forth in Section 3 below and in Section 8 of the Plan with respect to the Shares shall expire or are canceled because the vesting requirements are not met. Upon the lapse of Restrictions relating to any Shares, the Company shall remove the notations on any such Shares issued in book-entry form, and the Shares will be free of all Restrictions. The Shares shall have voting rights and be credited with dividends as set forth in Section 8 of the Plan. Dividends with respect to the Shares shall be deferred until the Restrictions with respect to the Shares upon which such dividends were attributable expire or are canceled, at which time the Company shall evidence the delivery to the Director of all such dividends. If the Director forfeits any Shares awarded hereunder, such Shares and any dividends with respect thereto shall automatically and immediately be forfeited to the Company (without any payment by the Company to the Director) and shall no longer be reflected in the restricted book entry account for the Director. No interest will be accrued with respect to any credited dividends.
3.    Restrictions
(a) Vesting. The Shares and all related dividends shall not be delivered to the Director and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Director until such Shares have vested subject to the terms of this Agreement. The Shares shall vest upon the earlier of (i) the date of the next Annual Meeting of Shareholders following the Award Date or (ii) one year after the Award Date (the “Vesting Date”), subject to the Director’s continuous service on the Board from the Award Date through the Vesting Date except as provided otherwise below:
(i) Death; Disability. Upon death or disability of the Director, all Restrictions upon the Restricted Stock shall lapse and such Shares shall immediately vest and the Shares (as well as any associated dividends) shall be paid within thirty (30) days to the Director or to the Director’s executors, administrators, heirs or distributes, as the case may be. For this purpose only, “disability” shall mean that the Director is unable to continue to serve as a director due to physical or mental disability.

(ii) Change in Control. Upon the event of a Change in Control (as such term is defined in the Plan) of the Company, all Restrictions upon the Restricted Stock shall lapse and such Shares shall immediately vest and the Shares (as well as any associated dividends) shall be paid to the Director upon consummation of the Change in Control.
(b) Forfeiture Events. For the avoidance of doubt, Shares not yet vested (and any related dividends) shall be forfeited to the Company automatically and immediately upon the cessation of service as a Director for any reason whatsoever, other than cessation of service due to death or disability (as such term is defined in Section 3(a)(i) above) of the Director or a Change in Control. If a Director’s service ceases between annual meetings of the Company, and the Director is eligible for Retirement (as such term is defined in the Plan), the Retirement shall not cause the vesting of the Shares. The Board retains the right to vest Shares in its discretion.
4.    Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Director shall represent in writing to the Company that the Director is acquiring the Shares for investment purposes only and not with a view to distribution, and the certificates representing the Shares shall bear the following legend:
“These shares have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”
5.    Incorporation of Plan. The Director hereby acknowledges that the Director has access to the Plan, which is contained in the Company Proxy Statement dated March 18, 2016. The Director represents and warrants that the Director has read and is familiar with the terms and conditions of the Plan. The execution of this Agreement by the Director shall constitute the Director’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.
6.    Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by email to the email addresses for the director or the Company as the case may be, by personal delivery or by regular mail. All such communications to the Company shall be addressed to it, to the attention of its Chief Executive Officer, and to the Director at the Director’s last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.
7.    Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALLEY NATIONAL BANCORP DIRECTOR
By: ________________________________
Gerald H. Lipkin, Chairman and CEO	(Director Signature)